SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2001

                                    GSV, Inc.
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             (Exact name of Registrant as specified in its charter)

           Delaware                        0-23901               13-3979226
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

                116 Newark Avenue, Jersey City, New Jersey 07302
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               (Address of principal executive offices, zip code)

         Company's telephone number, including area code: (201) 395-9075

                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5. Other Events.

            On March 1, 2001, GSV, Inc. (the "Company") entered into a Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") with Brooks Station Holdings, Inc. ("Brooks Station") for the issuance and sale of its preferred stock for aggregate consideration of $400,000.70. Pursuant to the Purchase Agreement, the Company sold and issued to Brooks Station a total of 363,637 shares of its Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Convertible Preferred"), at a purchase price of $1.10 per share (the "Purchase Price"). Brooks Station has the option to purchase up to an aggregate of 272,728 additional shares, at a purchase price of $1.10 per share, for aggregate consideration of up to $300,000.80. A copy of the Purchase Agreement is attached hereto as Exhibit 4.1 and is hereby incorporated by reference. The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the full text of Exhibit 4.1.

            The Series A Convertible Preferred is convertible into shares of the Company's Common Stock, at a conversion price of $1.10 per share, subject to certain anti-dilution adjustments. A copy of the press release relating to these events is annexed to this Current Report on Form 8-K as Exhibit 99.1.

            The Series A Convertible Preferred Stock

            The following is a summary of the principal terms of the Series A Convertible Preferred Stock and is qualified in its entirety by reference to the Certificate of Designations of Series A Convertible Preferred Stock of the Company attached to this Current Report on Form 8-K as Exhibit 3.1.

            Dividends

            From the date of original issuance of the Series A Convertible Preferred Stock, the holders of each such share of preferred stock, in preference to the holders of shares of any class or series of capital stock of the Company with respect to dividends, shall be entitled to receive, on each June 30 and December 31, cumulative cash dividends at an annual rate of 12%, so long as such share remains outstanding. In addition, in the event any dividends are declared with respect to the Common Stock of the Company, the holders of the Series A Convertible Preferred Stock shall be entitled to receive as additional dividends, an amount equal to the amount of dividends that each such holder would have received had the Series A Convertible Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend.

            Liquidation Preference

            In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, before any distribution or payment is made to any holder of Common Stock or any other Junior Stock, an amount equal to $1.10 per share plus an amount equal to all declared and unpaid and any accrued and unpaid dividends, through the date of the distribution, before any payment is made or assets distributed to the holders of any class or series of the Common Stock of the Company or any other class or series of the Company's capital stock ranking junior to the Series A Convertible Preferred Stock with respect to liquidation.

            Redemption

            If there shall occur certain triggering events with respect to the Company, including, among other events, the Company's failure to meet its obligations under the Stock Purchase Agreement, the holders of the Series A Convertible Preferred Stock shall have the right to redeem all or a portion of the Series A Convertible Preferred Stock and the shares of Common Stock then issued in connection with the conversion of the Series A Convertible Preferred Stock and held by such Holder for a redemption price, in cash, equal to the sum of (i) $1.10 plus all accrued and unpaid dividends to the date of determination to the extent not previously paid of each outstanding share of Series A Convertible Preferred Stock, plus (ii) the product of (A) the number of underlying shares issued in respect of conversions of shares of Series A Convertible Preferred Stock and then held by the Holder and (B) 100%


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of the conversion price (determined at the time of each such conversion) for each share of common stock received upon conversion of the Series A Convertible Preferred Stock.

            Voting Rights

            The holders of the Series A Convertible Preferred Stock shall be entitled to vote together with the holders of the Common Stock on all matters submitted for a vote of the stockholders of the Company, including the election of directors. The holders of the Series A Convertible Preferred Stock shall also have the right, voting separately as a single class, to designate and elect up to three members of the Board of Directors of the Company. In addition, a vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock

            Conversion

            The conversion price per share of the Series A Convertible Preferred Stock shall be $1.10, subject to adjustment under certain circumstances.


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Item 9. Regulation FD Disclosure

            In a press release dated March 5, 2001, the Company announced preliminary financial results for the fourth quarter 2000 ending December 31, 2000 and the year ended December 31, 2000. A copy of the press release relating to the events in this Item 9 is attached as Exhibit 99.2.


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

ITEM 7. Financial Statements and Exhibits

      (c) List of Exhibits

3.1 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

4.1 Convertible Preferred Stock Purchase Agreement, dated as of March 1, 2001, between the Company and Brooks Station Holdings, Inc.

99.1 Press Release, dated March 2, 2001, relating to the sale of the Company's Series A Convertible Preferred Stock.

99.2 Press Release, dated March 5, 2001, relating to the announcement of the Company's preliminary financial results for the fourth quarter 2000 ending December 31, 2000 and the year ended December 31, 2000.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GSV, INC.
                                          (Registrant)


         Dated: March 5, 2001             By: /s/ Jeffrey S. Tauber
                                             ----------------------------------
                                             Jeffrey S. Tauber
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors
                                             (Principal Executive Officer)


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